Exhibit 10(ll)(7)

CENTERPOINT ENERGY, INC.
2009 LONG TERM INCENTIVE PLAN
FORM OF EXECUTIVE CHAIRMAN RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to this Restricted Stock Unit Award Agreement (“Award Agreement”), CENTERPOINT ENERGY, INC. (the “Company”) hereby grants to the Executive Chairman, an employee of the Company, on the Award Date, a restricted stock unit award of the number of units of Common Stock of the Company (the “RSU Award”) as specified on this Computershare web site (“Award Notice”), pursuant to the CENTERPOINT ENERGY, INC. 2009 LONG TERM INCENTIVE PLAN (the “Plan”), subject to the terms, conditions and restrictions described in the Plan and as follows:
1.Relationship to the Plan; Definitions. This RSU Award is subject to all of the terms, conditions and provisions of the Plan in effect on the date hereof and administrative interpretations thereunder, if any, adopted by the Committee. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant. For purposes of this Award Agreement:
“Award Date” means the date this RSU Award is granted to the Participant as specified in the Award Notice.
“Change in Control Closing Date” means the date a Change in Control (as defined in the Plan) is consummated.
“Change in Control Payment Date” means the following:
(i)    If the Change in Control is a Section 409A Change in Control, then the Change in Control Payment Date shall be not later than the 70th day after the Change in Control Closing Date; and
(ii)    If the Change in Control is a Non-Section 409A Change in Control, then the Change in Control Payment Date shall be the first to occur of:

(1)
the Vesting Date(s) on which the units are paid under Section 3 hereof for the number of units indicated in the Award Notice assuming continuous Employment by the Participant as of such Vesting Date(s); or

(2)	in the case of the Participant’s death or Separation from Service due to Disability or Retirement prior to the Vesting

Date(s), all shares not previously paid shall be paid at the time of distribution indicated in Section 4(b).
“Disability” means that the Participant is both eligible for and in receipt of benefits under the Company’s long-term disability plan.
“Employment” means employment with the Company or any of its Subsidiaries.
“Non-Section 409A Change in Control” means a Change in Control that is not a Section 409A Change in Control.
“Retirement” means a termination of Employment that is also Separation from Service (i) on or after attainment of age 55 and (ii) with at least five years of service; provided, however, that such termination of Employment is not by the Company for Cause and occurs on or after July 1 of the calendar year in which this RSU Award is granted. For purposes of this Award Agreement, “Cause” means the Participant’s (a) gross negligence in the performance of his or her duties, (b) intentional and continued failure to perform his or her duties, (c) intentional engagement in conduct which is materially injurious to the Company or its Subsidiaries (monetarily or otherwise) or (d) conviction of a felony or a misdemeanor involving moral turpitude. For this purpose, an act or failure to act on the part of the Participant will be deemed “intentional” only if done or omitted to be done by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company, and no act or failure to act on the part of the Participant will be deemed “intentional” if it was due primarily to an error in judgment or negligence.
“Section 409A” means Code Section 409A and the Treasury regulations and guidance issued thereunder.
“Section 409A Change in Control” means a Change in Control that satisfies the requirements of a change in control for purposes of Code Section 409A(a)(2)(A)(v) and the Treasury regulations and guidance issued thereunder.
“Separation from Service” means a separation from service with the Company or any of its Subsidiaries within the meaning of Treasury Regulation § 1.409A-1(h) (or any successor regulation).
“Termination Date” means the date of the Participant’s Separation from Service.
“Vesting Date” means one or more vesting dates as specified in the Award Notice.
2.    Establishment of RSU Award Account. The grant of units of Common Stock of the Company pursuant to this Award Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Participant of the unfunded and unsecured right to receive a corresponding number of shares of Common Stock, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this Award Agreement. Except as otherwise provided in Section 10 of this Award Agreement, the units of Common

Stock credited to the Participant’s bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant has been registered as the holder of shares of Common Stock on the records of the Company, as provided in Sections 4, 5 or 6 of this Award Agreement.
3.    Vesting of RSU Award. Unless earlier (a) vested or forfeited pursuant to this Section 3 or Section 4 below or (b) vested upon the occurrence of a Change in Control pursuant to Section 5 below, the Participant’s right to receive shares of Common Stock under this Award Agreement shall vest on the Vesting Date(s) for the number of units indicated in the Award Notice. Except as provided in Sections 4 and 5 below, the Participant must be in continuous Employment during the period beginning on the Award Date and ending on the Vesting Date(s) in order for the units (as indicated in the Award Notice) of the RSU Award to vest on such Vesting Date; otherwise, all unvested units shall be forfeited as of the Participant’s termination of Employment.
4.    Effect of Termination of Employment Prior to the Final Vesting Date or Change in Control; Timing of Distribution.
(a)    Death. Notwithstanding Section 3 above, if the Participant’s Termination Date occurs prior to (i) the final Vesting Date or (ii) the occurrence of a Change in Control, due to the Participant’s death, then the Participant shall vest in the right to receive a number of the shares of Common Stock (rounded up to the nearest whole share) with respect to the unvested portion of this RSU Award determined by multiplying (A) the total number of units of Common Stock covered by this RSU Award by (B) a fraction, the numerator of which is the number of days that have elapsed from the Award Date to the Participant’s Termination Date, and the denominator of which is the total number of days from the Award Date until the final Vesting Date.
(b)    Disability or Retirement. Notwithstanding Section 3 above, if the Participant’s Termination Date occurs prior to (i) the final Vesting Date or (ii) the occurrence of a Change in Control, due to the Participant’s Disability or Retirement, Participant shall vest in the right to receive a number of the shares of Common Stock (rounded up to the nearest whole share) with respect to the unvested portion of this RSU Award determined by multiplying (A) the total number of units of Common Stock covered by this RSU Award by (B) a fraction, the numerator of which is the number of days that have elapsed from the Award Date to the Participant’s Termination Date, and the denominator of which is the total number of days from the Award Date until the final Vesting Date.
(c)    Other Termination of Employment without Cause. If (i) the Participant’s Employment is terminated by the Company or any of its Subsidiaries without Cause or by the Participant for any reason other than due to death, Disability or Retirement, and (ii) such termination of Employment occurs on or after July 1 of the calendar year in which this RSU Award is granted, then the Participant shall vest in the right to receive a number of the shares of Common Stock (rounded up to the nearest whole share) with respect to the unvested portion of this RSU Award determined by multiplying (A) the total number of units of Common Stock covered by this RSU Award by (B) a fraction, the numerator of which is the number of days that have elapsed from the Award Date to the date of Participant’s termination of Employment, and the denominator of which is the total number of days from the Award Date until the final Vesting Date.
(d)    Timing of Distribution.
(1)    Death. If the Participant is entitled to a benefit pursuant to Section 4(a) hereof due to the Participant’s death, the number of shares of Common Stock determined in accordance with Section 4(a) shall be registered in book-entry form with the Company’s transfer agent in the name of the Participant (or his or her estate) as soon as practicable but not later than the 70th day after the date of the Participant’s death.
(2)    Disability or Retirement. If the Participant is entitled to a benefit pursuant to Section 4(b) hereof due to the Participant’s Disability or Retirement, then the number of shares of Common Stock determined in accordance with Section 4(b) shall be registered in book-entry form with the Company’s transfer agent in the name of the Participant on the date that is the earlier of (x) the second business day following the end of the six-month period commencing on the Participant’s Termination Date or (y) the Participant’s date of death, if death occurs during such six-month period.
(3)    Other Termination of Employment without Cause. If the Participant is entitled to a benefit pursuant to Section 4(c) hereof due to the Participant’s termination of Employment without Cause (other than for death, Disability or Retirement), then the number of shares of Common Stock determined in accordance with Section 4(c) shall be registered in book-entry form with the Company’s transfer agent in the name of the Participant on the date that is the earlier of (x) the second business day following the end of the six-month period commencing on the Participant’s Termination Date, (y) the Participant’s date of death, or (z) the Vesting Date(s) on which such units would be paid under Section 3 hereof assuming continuous Employment by the Participant as of such Vesting Date(s).
(e)    Dividend Equivalents. Upon the date of distribution of shares of Common Stock under this Section 4, the Participant shall also be entitled to receive Dividend Equivalents for the period from the Award Date to the date such vested shares of Common Stock are distributed to the Participant (in accordance with the requirements of Section 409A, to the extent applicable).
5.    Distribution Upon a Change in Control. Notwithstanding any provision of this Award Agreement to the contrary, if there is a Change in Control and the Change in Control Closing Date occurs during the Participant’s Employment and prior to (a) the final Vesting Date or (b) an accelerated vesting event under Section 4 above, then, upon the Change in Control Closing Date, the Participant’s right to receive the unvested units of Common Stock subject to this Award Agreement shall be fully vested. This RSU Award shall be settled by one or more distributions, on the Change in Control Payment Date, to the Participant of:

(a)    The number of units of Common Stock subject to this Award Agreement not previously vested or forfeited pursuant to Sections 3 or 4 above, plus
(b)    Dividend Equivalents in the form of shares of Common Stock (rounded up to the nearest whole share) for the period commencing on the Award Date and ending on the date immediately preceding the Change in Control Payment Date;
with such shares of Common Stock registered in book-entry form with the Company’s transfer agent in the name of the Participant. In lieu of the foregoing distribution in shares, the Committee, in its sole discretion, may direct that such distribution be made to the Participant in one or more cash payments equal to:
(x)    The product of (i) the Fair Market Value per share of Common Stock on the date immediately preceding the Change in Control Closing Date and (ii) the number of units of Common Stock subject to this Award Agreement not previously vested or forfeited pursuant to Sections 3 or 4 above, plus
(y)    Dividend Equivalents for the period commencing on the Award Date and ending on the date immediately preceding the Change in Control Payment Date;
with such cash payment(s) to be made on the Change in Control Payment Date. Such distribution under this Section 5, whether in the form of shares of Common Stock or, if directed by the Committee, in cash, shall satisfy the rights of the Participant and the obligations of the Company under this Award Agreement in full.
6.    Payment of RSU Award Under Section 3. Upon the vesting of the Participant’s right to receive a number of the shares of Common Stock pursuant to Section 3 under this Award Agreement, such shares of Common Stock will be registered in book-entry form with the Company’s transfer agent in the Participant’s name not later than the 70th day after the applicable Vesting Date. Moreover, upon the date of distribution of shares of Common Stock, the Participant shall also be entitled to receive Dividend Equivalents for the period commencing on the Award Date and ending on the date such vested shares of Common Stock are distributed to the Participant (in accordance with the requirements of Section 409A, to the extent applicable).
7.    Confidentiality. The Participant agrees that the terms of this Award Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to financial institutions as part of a financial statement, financial, tax and legal advisors, or as required by law) by the Participant or his or her agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Award Agreement and the Company may elect to revoke the grant made hereunder, seek damages, plus interest and reasonable attorneys’ fees, and take any other lawful actions to enforce this Award Agreement.
8.    Notices. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the Corporate

Secretary of CenterPoint Energy, Inc., 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.
Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Employment of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.
9.    Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the units of Common Stock subject to this Award Agreement, unless and until the Participant is registered as the holder of such shares of Common Stock.
10.    Successors and Assigns. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the units of Common Stock are transferable by the Participant to Immediate Family Members, Immediate Family Member trusts, and Immediate Family Member partnerships pursuant to Section 13 of the Plan.
11.    No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary, or any successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.
12.    Waiver. Failure of either party to demand strict compliance with any of the terms or conditions hereof shall not be deemed a waiver of such term or condition, nor shall any waiver by either party of any right hereunder at any one time or more times be deemed a waiver of such right at any other time or times. No term or condition hereof shall be deemed to have been waived except by written instrument.
13.    Compliance with Section 409A. It is the intent of the Company and the Participant that the provisions of the Plan and this Award Agreement comply with Section 409A and will be interpreted and administered consistent therewith. Accordingly, (i) no adjustment to the RSU Award pursuant to Section 14 of the Plan and (ii) no substitutions of the benefits under this Award Agreement, in each case, shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable.
14.    Withholding. The Company shall have the right to withhold applicable taxes from any distribution of the Common Stock (including, but not limited to, Dividend Equivalents) or from other cash compensation payable to the Participant at the time of such vesting and delivery pursuant to Section 11 of the Plan (but subject to compliance with the requirements of Section 409A, if applicable).
15.    Modification of Award Agreement. Any modification of this Award Agreement is subject to Section 13 hereof and shall be binding only if evidenced in writing and signed by an authorized representative of the Company.